Exhibit 10.2

JOINDER AND AMENDMENT TO REAL ESTATE LOAN AGREEMENT

(IASIS Properties - Permitted Exceptions)

THIS JOINDER AND AMENDMENT TO REAL ESTATE LOAN AGREEMENT is dated this 29th day of September, 2017 (this “Amendment”), by and among certain Affiliates of MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“MPT”), as further described on the signature pages hereto (collectively, jointly and severally, “Lender”), and certain Affiliates of STEWARD HEALTH CARE SYSTEM LLC, a Delaware limited liability company (“Steward Health”), as further described on the signature pages hereto (collectively, jointly and severally, “Borrower”).

WITNESSETH:

WHEREAS, Lender and Borrower (without regard for the joinders under this Amendment) are parties to that certain Real Estate Loan Agreement, dated as of October 3, 2016, as amended by that certain Amendment to Real Estate Loan Agreement (CHS Properties), dated as of May 1, 2017 (as the same may be modified, amended or restated from time to time, the “Loan Agreement”), pursuant to which Lender has made a term loan to Borrower, on a joint and several basis, in the original principal amount of Six Hundred Million and No/100 Dollars ($600,000,000) (the “Original Loan”), which Original Loan is evidenced by the Original Note (as hereinafter defined);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated May 18, 2017, by and among Steward Health, Ignite Merger Sub, Inc., a Delaware corporation (“Merger Sub”), IASIS Healthcare Corporation, a Delaware corporation (“IASIS”), and Shareholder Representative Services LLC, a Colorado limited liability company, Merger Sub merged with and into IASIS and IASIS (as the surviving entity) became a wholly owned subsidiary of Steward (the “Merger”);

WHEREAS, Steward, MPT of West Jordan-Steward, LLC (“West Jordan Lender”) and MPT of Layton-Steward, LLC, each a Delaware limited liability company (“Davis Lender” and together with West Jordan Lender, the “New Lenders”), and certain of their Affiliates are parties to that certain IASIS (Project Ignite) Master Agreement, dated as of May 18, 2017 and that certain Realty Agreement, dated as of the date hereof, pursuant to which, among other things, (i) West Jordan Lender agreed to make a mortgage loan to Jordan Valley Medical Center, L.P., a Delaware limited partnership (“West Jordan Borrower”) in the original principal amount of Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) and (ii) Davis Lender agreed to make a mortgage loan to Davis Hospital & Medical Center, L.P., a Delaware limited partnership (“Davis Borrower” and together with West Jordan Borrower, the “New Borrowers”), in the original principal amount of Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) immediately following the closing of the Merger;

WHEREAS, in addition to the foregoing mortgage loans, each of Steward Carney Hospital, Inc., Steward Holy Family Hospital, Inc., Steward Norwood Hospital, Inc., and Nashoba Valley Medical Center, A Steward Family Hospital, Inc., each a Delaware corporation (collectively, the “Original Borrower Parties”), have requested that MPT of Methuen-Steward, LLC, MPT of Dorchester-Steward, LLC, MPT of Norwood-Steward, LLC, and MPT of Ayer-Steward, LLC, each a Delaware limited liability company (collectively, the “Original MPT Lenders”), advance an additional amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (such additional amount being referred to as the “2017 Additional Advance”), thereby increasing the principal amount of the Original Loan to Six Hundred Fifteen Million and No/100 Dollars ($615,000,000.00) (the Original Loan, as increased by the 2017 Additional Advance is referred to as the “Increased Mortgage Loan”);

WHEREAS, the Original Note is being amended contemporaneously herewith pursuant to that certain First Amendment to Promissory Note, dated of even date herewith, to include the 2017 Additional Advance; and

WHEREAS, the parties desire to amend the Loan Agreement to (i) provide that the New Lenders and New Borrowers are joined as lender and borrower thereunder, respectively, with such joinder of the New Borrowers being on a separate and several basis, and not jointly, and (ii) to reflect the 2017 Additional Advance, each as described herein and for certain other amendments and modifications as hereinafter set forth.

NOW, THEREFORE, in consideration of mutual covenants, conditions and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Loan Agreement.

2. Statement of Intent. The joinder of the New Borrowers to the Loan Agreement is intended to be on a separate and several basis, in all respects, and not jointly with any other Facility Borrower as further described on Annex A attached hereto.

3. Amendments. Notwithstanding any provisions of the Loan Agreement to the contrary, effective immediately, the parties hereby amend the Loan Agreement as follows:

(a) Joinders and Additions.

(i) Lender. Each of the New Lenders is joined and added as a “Lender” under the Loan Agreement. “Schedule 1-A” of the Loan Agreement is deleted in its entirety and replaced with Schedule 1-A attached hereto.

(ii) Borrower. Subject to the terms and conditions set forth on Annex A attached hereto, each of the New Borrowers is joined and added as a “Borrower” under the Loan Agreement, separately and severally and not jointly. “Schedule 1-B” of the Loan Agreement is deleted in its entirety and replaced with the Schedule 1-B attached hereto.

(iii) IASIS Financed Property.

(A)	A new “Exhibit A-5” is added to the Loan Agreement entitled “Davis Land” in the form attached as Exhibit A-5 to this Amendment.

(B)	A new “Exhibit A-6” is added to the Loan Agreement entitled “West Jordan Land” in the form attached as Exhibit A-6 to this Amendment.

(iv) Permitted Exceptions.

(A)	A new “Exhibit B-5” is added to the Loan Agreement entitled “Permitted Exceptions–Davis Land” in the form attached as Exhibit B-5 attached to this Amendment.

(B)	A new “Exhibit B-6” is added to the Loan Agreement entitled “Permitted Exceptions–West Jordan Land” in the form attached as Exhibit B-6 attached to this Amendment.

(v) Existing Subleases. “Exhibit C” is deleted in its entirety and replaced with Exhibit C attached hereto to reflect the Existing Leases relating to each Facility.

(vi) Allocation of Loan Procceeds. “Schedule 2.1” of the Loan Agreement is deleted in its entirety and replaced with Schedule 2.1 attached hereto.

(b) Definitions.

(i) New Defined Terms. Article I is amended to add the following as new defined terms and definitions under the Loan Agreement:

2017 Additional Advance: An additional advance of Fifteen Million Dollars ($15,000,000) loaned by Lender to certain Facility Borrowers as of the IASIS Closing Date, as further described in the First Amendment to Original Note.

Davis Facility: That certain Two-Hundred and Twenty (220)-licensed bed general acute care hospital facility operated at the Davis Land, commonly known as “Davis Hospital and Medical Center” and that certain free standing emergency room operated at the Davis Land, commonly known as “Davis Hospital - Weber Campus.”

Davis Land: That certain real property, a portion of which is located in Davis County, Utah and a portion of which is located in Weber County, Utah, as more particularly described on Exhibit A-5 attached hereto and made a part hereof by reference and incorporation, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto.

Davis Borrower: Davis Hospital & Medical Center, L.P., a Delaware limited partnership, together with its successors and permitted assigns.

Davis Lease Assignment: That certain Assignments of Rents and Leases, dated as of the IASIS Closing Date, executed and delivered by the Davis Borrower to and in favor of Davis Lender, as may be amended, modified and/or restated from time to time.

Davis Lender: MPT of Layton-Steward, LLC, a Delaware limited liability company, together with its successors and assigns.

Davis Loan Documents: Individually and collectively, (i) this Agreement, to extent applicable to Davis Borrower or the Davis Property (ii) the Davis Note, (iii) the Davis Mortgage, (iv) the Davis Security Agreement and (v) the Davis Lease Assignment, as any of the same may be amended, modified, restated and/or supplemented from time to time.

Davis Mortgage: Those certain Deeds of Trust, Security Agreements and Fixture Filings executed and delivered by Davis Borrower and filed in Davis County, Utah and Weber County, Utah, as the same may be amended, modified, restated and/or supplemented from time to time.

Davis Note: That certain Promissory Note, dated as of the IASIS Closing Date, in the original principal amount of Three Hundred and Fifty Million and No/100 Dollars ($350,000,000), made by Davis Borrower in favor of Davis Lender, as the same may be amended, modified, restated and/or supplemented from time to time.

Davis Property: The Davis Land and related Improvements located thereon relating to the Davis Facility.

Davis Security Agreement: That certain Security Agreement, dated as of the IASIS Closing Date, among Davis Borrower and Davis Lender, as any of the same may be amended, modified, restated and/or supplemented from time to time.

First Amendment to Original Note: That certain First Amendment to Promissory Note, dated contemporaneously with the IASIS Closing Date, between certain Facility Borrowers in favor of Lender, pursuant to which Lender advanced an additional Fifteen Million Dollars ($15,000,000) to certain Facility Borrowers.

IASIS Closing Date: The date of the closing of the transactions contemplated in the IASIS Master Agreement and IASIS Realty Agreement.

IASIS Property: Collectively, the West Jordan Property and the Davis Property.

IASIS Master Agreement: That certain IASIS (Project Ignite) Master Agreement, dated as of May 18, 2017, among Steward Health, and certain Affiliates of Lender, as modified, amended, or restated from time to time.

IASIS Real Estate Contract: That certain Real Property Asset Purchase Agreement, dated as of May 18, 2017, among IASIS Healthcare Corporation and certain of its Affiliates and certain of the MPT Lessors, as modified, amended or restated from time to time.

IASIS Realty Agreement: That certain Realty Agreement, dated as of the IASIS Closing Date, by and among IASIS Healthcare Corporation, and certain of its Affiliates, West Jordan Lender and Davis Lender, as modified, amended or restated from time to time.

Ignite Lessees: Brim Holding Company, Inc., IASIS Healthcare Holdings, Inc., IASIS Management Company, and Beaumont Hospital Holdings, Inc., each a Delaware corporation, IASIS Finance Texas Holdings, LLC, Seaboard Development Port Arthur LLC, and Brim Healthcare of Texas, LLC, each a Delaware limited liability company, Mountain Vista Medical Center, LP, IASIS Glenwood Regional Medical Center, LP, The Medical Center of Southeast Texas, LP, Jordan Valley Medical Center, LP, St. Luke’s Medical Center, L.P., St. Luke’s Behavioral Hospital, L.P., Odessa Regional Hospital, L.P, Southwest General Hospital, L.P., Salt Lake Regional Medical Center, L.P., and Mesa General Hospital, L.P., each a Delaware limited partnership, S.J. Medical Center, LLC, a Texas limited liability company, Seaboard Development, LLC, a Utah limited liability company, and Brim Healthcare of Colorado, LLC, a Colorado limited liability company.

Increased Mortgage Loan: The Six Hundred Fifteen Million and No/100 Dollars ($615,000,000.00) loan evidenced by the Original Note, comprised of the sum of the original principal loan amount of Six Hundred Million and No/100 Dollars ($600,000,000.00) plus the 2017 Additional Advance.

Original Note: That certain Promissory Note, dated as of October 3, 2016, in the original principal amount of Six Hundred Million and No/100 Dollars ($600,000,000.00), made jointly and severally by certain of the Facility Borrowers in favor of Lender, as amended by that certain First Amendment to Original Note, as the same may be further amended, modified, restated and/or supplemented from time to time.

West Jordan Facility: That certain One Hundred Seventy-One (171)-licensed bed general acute care hospital facility operated at the West Jordan Land, commonly known as “Jordan Valley Medical Center.”

West Jordan Land: That certain real property located in Salt Lake County, Utah as more particularly described on Exhibit A-6 attached hereto and made a part hereof by reference and incorporation, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto.

West Jordan Borrower: Jordan Valley Medical Center, L.P., a Delaware limited partnership, together with its successors and permitted assigns.

West Jordan Lease Assignment: That certain Assignments of Rents and Leases, dated as of the IASIS Closing Date, executed and delivered by the West Jordan Borrower to and in favor of the West Jordan Lender, as may be amended, modified and/or restated from time to time.

West Jordan Lender: MPT of West Jordan-Steward, LLC, a Delaware limited liability company, together with its successors and assigns.

West Jordan Loan Documents: Individually and collectively, (i) this Agreement, to the extent applicable to the West Jordan Borrower or the West Jordan Property, (ii) the West Jordan Note, (iii) the West Jordan Mortgage, (iv) the West Jordan Security Agreement and (v) the West Jordan Lease Assignment, as any of the same may be amended, modified, restated and/or supplemented from time to time.

West Jordan Mortgage: That certain Deed of Trust, Security Agreement and Fixture Filing executed and delivered by West Jordan Borrower, as the same may be amended, modified, restated and/or supplemented from time to time.

West Jordan Note: That certain Promissory Note, dated as the IASIS Closing Date, in the original principal amount of Three Hundred and Fifty Million and No/100 Dollars ($350,000,000), made by West Jordan Borrower in favor of West Jordan Lender, as the same may be amended, modified, restated and/or supplemented from time to time.

West Jordan Property: The West Jordan Land and related Improvements located thereon relating to the West Jordan Facility.

West Jordan Security Agreement: That certain Security Agreement, dated as the IASIS Closing Date, among West Jordan Borrower and West Jordan Lender, as any of the same may be amended, modified, restated and/or supplemented from time to time

(ii) Restated Defined Terms. Article I is amended to restate in its entirety each of the following defined terms and definitions:

Facility: Each of the Carney Facility, the Holy Family Facility, the Nashoba Facility, the Norwood Facility, the West Jordan Facility, and the Davis Facility, sometimes collectively referred to as the “Facilities.”

Facility Borrower: The Carney Borrower, with respect to the Carney Property; the Holy Family Borrower, with respect to the Holy Family Property; the Nashoba Borrower, with respect to the Nashoba Property; the Norwood Borrower, with respect to the Norwood Property; the Davis Borrower, with respect to the Davis Property; the West Jordan Borrower, with respect to the West Jordan Property; and the Borrower party thereto, with respect to any New Property.

Loan: Individually and collectively, (i) that certain term loan in the original principal amount of Six Hundred Million and No/100 Dollars ($600,000,000) made jointly and severally by certain of the Facility Borrowers in favor of Lender on October 3, 2016, (ii) the 2017 Additional Advance, (iii) that certain term loan in the original principal amount of Three Hundred Fifty Million and No/100 Dollars $350,000,000 made by West Jordan Borrower in favor of West Jordan Lender on the IASIS Closing Date, and (iv) that certain term loan in the original principal amount of Three Hundred Fifty Million and No/100 Dollars $350,000,000 made by Davis Borrower in favor of Davis Lender on the IASIS Closing Date.

Loan Obligations: Except as set forth in the last sentence of this paragraph, all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to or on account of the provisions of this Agreement and all other Loan Documents, including, without limitation, the obligations and liabilities of Borrower (a) to pay the principal of and interest on the Note (including, without limitation, the 2017 Additional Advance) in accordance with the terms thereof, including any and all extensions, modifications, and renewals thereof and substitutions therefor; (b) to pay, repay or reimburse Lender for all amounts owing hereunder or under any of the other Loan Documents, including any reimbursement obligations; and (c) to perform its obligations under this Agreement and the other Loan Documents. Notwithstanding the foregoing, (i) with respect to Davis Borrower, term “Loan Obligations” means only the present and future debts, obligations and liabilities of Davis Borrower to Davis Lender arising pursuant to or on account of the provisions of this Agreement which are applicable to Davis Borrower and all other Davis Loan Documents and (ii) with respect to West Jordan Borrower, term “Loan Obligations” means only the present and future debts, obligations and liabilities of West Jordan Borrower to West Jordan Lender arising pursuant to or on account of the provisions of this Agreement which are applicable to West Jordan Borrower and all other West Jordan Loan Documents; it being understood that the term “Loan Obligations” with respect to any Facility Borrowers (other than West Jordan Borrower and Davis Borrower) includes all debts, obligations and liabilities arising under this Agreement, including without limitation those debts, obligations and liabilities applicable to the West Jordan Borrower and the Davis Borrower under this Agreement, the Davis Loan Documents and the West Jordan Loan Documents.

Master Lessee Affiliates: Collectively, Steward St. Elizabeth’s Medical Center of Boston, Inc., Steward Holy Family Hospital, Inc., Steward Good Samaritan Medical Center, Inc., Steward St. Anne’s Hospital Corporation, and Morton Hospital, A Steward Family Hospital, Inc., Steward Hillside Rehabilitation Hospital, Inc., Steward Trumbull Memorial Hospital, Inc., Steward Northside Medical Center, Inc., Steward Easton Hospital, Inc., Steward Sharon Regional Health System, Inc., Steward Sebastian River Medical Center, Inc., Steward Rockledge Hospital, Inc., and Steward Melbourne Hospital, Inc., each a Delaware corporation, Steward Medical Group, Inc., a Massachusetts corporation, SHC Youngstown Ohio PSC LLC, Brevard SHC Holdings LLC, and Steward Florida ASC LLC, each a Delaware limited liability company, and the Ignite Lessees.

Mortgages: Collectively, (a) that certain Mortgage, Security Agreement and Fixture Filings, dated as October 3, 2016, executed by Carney Borrower, (b) that certain Mortgage, Security Agreement and Fixture Filings, dated as of October 3, 2016, executed by Holy Family Borrower, (c) that certain Mortgage, Security Agreement and Fixture Filings, dated as of October 3, 2016, executed by Nashoba Borrower, (d) that certain Mortgage, Security Agreement and Fixture Filing, dated as of October 3, 2016, executed by Norwood Borrower, (e) the West Jordan Mortgage, and (f) the Davis Mortgage, in each case, as modified, amended or restated from time to time.

MPT Lenders: The Carney Lender, with respect to the Carney Property; the Holy Family Lender, with respect to the Holy Family Property; the Nashoba Lender, with respect to the Nashoba Property; the Norwood Lender, with respect to the Norwood Property; the Davis Lender, with respect to the Davis Property; the West Jordan Lender, with respect to the West Jordan Property; and the Lender party thereto, with respect to any New Property.

MPT Lessors: Collectively, jointly and severally, MPT of Methuen-Steward, LLC (in such capacity), MPT of Brighton-Steward, LLC, MPT of Fall River-Steward, LLC, MPT of Brockton-Steward, LLC, MPT of Taunton-Steward, LLC, MPT of Easton-Steward, LLC, MPT of Hillside-Steward, LLC, MPT of Melbourne-Steward, LLC, MPT of Rockledge-Steward, LLC; MPT of Sebastian-Steward, LLC, MPT of Sharon-Steward, LLC, MPT of Warren-Steward, LLC MPT of Youngstown-Steward, LLC, MPT of Mesa, LLC, MPT of West Monroe, LLC, MPT of Port Arthur, LLC, MPT of West Valley City, LLC, MPT of Hope-Steward, LLC, MPT of Odessa-Steward, LLC, MPT of Houston-Steward, LLC, MPT of Phoenix-Steward, LLC, MPT of Phoenix Behavioral-Steward, LLC, MPT of Salt Lake City-Steward, LLC, MPT of San Antonio-Steward, LLC, MPT of Tempe-Steward, LLC, MPT of Texarkana-Steward, LLC, MPT of Houston Re - Steward, LLC, MPT of Maricopa Re - Steward, LLC, MPT of Odessa Re - Steward, LLC, MPT of Ogden Re - Steward, LLC, MPT of Phoenix Re - Steward, LLC, MPT of Port Arthur Re - Steward, LLC, MPT Of Woodland Park Re - Steward, LLC, MPT Of San Antonio Re - Steward, LLC, and MPT of Lehi-Steward, LLC, each a Delaware limited liability company.

Note: Individually and collectively, the Original Note (as amended by the First Amendment to Original Note), the Davis Note and the West Jordan Note, as any of the same may be modified, amended or restated from time to time

Obligation Documents: Individually and collectively, the Loan Documents, the Master Lease, the Real Estate Contract, the LLC Agreement (solely with respect to MPT Required Provisions), the Strategic Agreement, the Guaranty, the Loan Guaranty, the Pledge Agreement, the Security Agreement, the Environmental Indemnification Agreement, and the Non-Competition Agreement, the CHS Master Agreement, the IASIS Real Estate Contract, the IASIS Master Agreement, the IASIS Realty Agreement, the Davis Security Agreement, the West Jordan Security Agreement and all other leases, promissory notes, and agreements entered into between Lender or any Affiliate of Lender, on the one hand, and any Facility Borrower, Guarantor or any of their respective Affiliates, on the other hand, relating to the transactions contemplated under this Agreement and the Master Lease, as any of the same may be modified, amended or restated from time to time; provided, however, that the Equity Purchase Agreement shall be excluded from the Obligation Documents for purposes of this Agreement.

Properties; Property: Individually and collectively, the Carney Property, the Holy Family Property, the Nashoba Property, the Norwood Property, West Jordan Property, and the Davis Property.

(c) Increased Mortgage Loan. Subject to the terms and conditions hereinafter set forth, as of the IASIS Closing Date, Lender has loaned and advanced to the Carney Borrower, the Holy Family Borrower, the Nashoba Borrower, and the Norwood Borrower, on a joint and several basis, the 2017 Additional Advance pursuant to the First Amendment to Original Note, and, at the instruction of Borrower, such proceeds (together with the proceeds of any prior mortgage loans made to Borrower) have been allocated among such Facility Borrowers as set forth on the revised Schedule 2.1 attached to this Amendment (the “Allocation Schedule”). The terms of repayment of the 2017 Additional Advance shall be as specified in the Loan Agreement, as amended hereby, and in the Original Note.

(d) Mandatory Capital Addition Funding. Section 6.3(c) is amended and restated in its entirety as follows:

(c) At the request of Borrower, from time to time, Lender and its Affiliates shall finance (or cause the financing of) (i) a cumulative amount of up to Thirty-Five Million Dollars ($35,000,000) of Capital Additions per year under this Agreement and the Master Lease with respect to any Property (other than the IASIS Property) until the third (3rd) anniversary of the Closing Date in accordance with Section 6.3(d), and (ii) a cumulative amount of up to Thirty-Five Million Dollars ($35,000,000) of Capital Additions per year under this Agreement and the Master Lease with respect to any IASIS Property until the third (3rd) anniversary of the IASIS Closing Date in accordance with Section 6.3(d). Any such Capital Additions to the Real Property shall be subject to the terms of this Section 6.3 and shall be deemed a Capital Addition financed by Lender for all purposes of this Agreement; provided, however, that notwithstanding the foregoing or any provision to the contrary in the Note, the Scheduled Monthly Payment solely for any such Capital Addition funded by Lender with respect to any IASIS Property shall be determined at the time of such funding utilizing an adjusted “Base Interest Rate” equal the then current fair market interest rate (as reasonably determined by Lender in good faith), subject to the Escalator as set forth in the Note.

4. Temporary Adjustment to Financial Covenants. For purposes of testing compliance with the financial covenants described in Sections 14.1(k) and (l) of the Loan Agreement and notwithstanding anything therein to the contrary, Lender and Borrower agree as follows:

(a) For a period of six (6) months immediately following the date of this Amendment

(“Suspended Period”), the New Borrowers and the Ignite Lessees shall not be subject to or included in the calculation of the financial covenants described in Sections 14.1(k) and (l) of the Loan Agreement.

(b) For a period of twelve (12) months immediately following the Suspended Period (the “Ramp-Up Period”), in lieu of including the trailing twelve (12) months’ earnings as part of the calculation of EBITDAR of the New Borrowers and the Ignite Lessees, the portion of the earnings and payment obligations of Steward Health and its Subsidiaries related to the New Borrowers and the Ignite Lessees, as part of the calculation of EBITDAR, shall only be based on the New Borrowers’ and the Ignite Lessees’ earnings and payment obligations from and after the expiration of the Suspended Period.

5. Representations and Warranties. Each of the parties to this Amendment hereby represent and warrant to the other parties to this Amendment that (a) the execution and delivery of this Amendment and the obligations created hereby have been duly authorized by all necessary entity or equity owners, (b) it has full legal right, power and authority to enter into this Amendment and to incur the obligations provided for herein, (c) this Amendment constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditor’s rights or contractual obligations generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity; and (d) no approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with its execution and delivery of this Amendment or its consummation and performance of the transactions contemplated hereby.

6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Ratification. Except as expressly amended hereby, the parties hereby confirm and ratify the Loan Agreement in all respects.

8. Necessary Action. Each party shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

9. Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Amendment and the general rules of construction which would construe any provisions of this Amendment in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Amendment as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Amendment are hereby expressly waived by all parties to this Amendment.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the terms set forth in Section 21.10 of the Loan Agreement.

11. Interpretation; Severability. This Amendment, including the exhibits attached hereto, and other written agreements executed and delivered in connection herewith by the parties, shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment, unless the severance of such provision would be in opposition to the parties’ intent with respect to such provision.

12. Entire Agreement; Modification. This Agreement, together with all exhibits, schedules and the other documents referred to herein, embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. No waiver of any provision hereunder or any breach or default hereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. Neither this Agreement, any exhibit or schedule attached hereto, nor any provision hereof or thereof may be modified or amended except by an instrument in writing signed by Lender and Borrower.

13. Counterparts. This Amendment may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

[Intentionally left blank.]

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Amendment as of the date first above written.

LENDER:
MPT OF DORCHESTER-STEWARD, LLC
MPT OF METHUEN-STEWARD, LLC
MPT OF NORWOOD-STEWARD, LLC
MPT OF AYER-STEWARD, LLC
MPT OF WEST JORDAN-STEWARD, LLC
MPT OF LAYTON-STEWARD, LLC

By:	MPT Operating Partnership, L.P
Its:	Sole Member of each above-referenced entity

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

[Signature page 1 of 2 to Joinder and Amendment to Loan Agreement (IASIS)]

BORROWER:
STEWARD HOLY FAMILY HOSPITAL, INC.,
STEWARD CARNEY HOSPITAL, INC.,
STEWARD NORWOOD HOSPITAL, INC.
NASHOBA VALLEY MEDICAL CENTER, A STEWARD FAMILY HOSPITAL, INC.,
JORDAN VALLEY MEDICAL CENTER, L.P.
DAVIS HOSPITAL & MEDICAL CENTER, L.P.

By:	/s/ Joseph C. Maher, Jr.
Name:	Joseph C. Maher, Jr.
Title:	Secretary

[Signature page 2 of 2 to Joinder and Amendment to Loan Agreement (IASIS)]

Exhibit A-5

Legal Description – Davis Land

Davis Hospital & Medical Center

(Main Campus)

Parcel 1:

Beginning at a point North 89°46’00” East along the section line (basis of bearing) 42.375 feet and North 00°02’06” East 81.00 feet from the County monument at the South Quarter corner of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian, and running thence along the North line of 2000 North Street (Antelope Drive) South 44°08’52” East 13.88 feet, thence North 89°46’00” East 230.75 feet, thence South 00°14’00” East 5.00 feet, thence North 89°46’00” East 291.88 feet, thence North 00°03’00” West 10.00 feet, thence North 89°46’00” East 374.08 feet, thence North 82° 54’07” East 75.30 feet, thence North 84°37’03” East 100.26 feet to a point on the Westerly right of way and non-access line of Interstate 15, thence along said Westerly right of way and non access line North 00°05’00” East 350.58 feet and Northwesterly 482.38 feet along the arc of an 894.93 foot radius curve to the left through a central angle of 30° 52’59” (chord bears North 15°40’51” West 476.56 feet) and North 29°25’13” West 476.81 feet to the North line of the South half of the Southeast Quarter of said Section 7, thence along said North line South 89°43’50” West 199.85 feet to the East line of property conveyed to Davis County Comprehensive Family and Community Alcoholism and Drugs and Mental Health Center, Inc., in that certain Warranty Deed recorded July 13, 1995 as Entry No. 1188696, in Book 1894, at Page 651 of the Official Records, thence along said East line South 00°00’51” East 258.72 feet, more or less, to the Southeast corner of the property conveyed in said Warranty deed, thence along the South line of the property conveyed in said Warranty Deed North 89°26’55” West 169.56 feet, more or less, to the Southwest corner of the property conveyed in said Warranty Deed, thence along the West line of the property conveyed in said Warranty Deed North 00°01’56” East 6.03 feet, thence South 89°46’00” West 348.48 feet to a point on the East line of 1700 West Street, thence along said East line South 00°02’06” West 369.20 feet, thence North 89°46’00” East 200.00 feet, thence South 00°02’06” West 182.50 feet, thence North 89°46’00” East 95.00 feet, thence South 00°02’06” West 250.01 feet, thence South 89°46’00” West 295.00 feet to a point on the East line of 1700 West Street, thence along said street line South 00°02’06” West 187.00 feet to the point of beginning.

Less and excepting therefrom: That portion deeded to Boyer Davis North Medical Associates, LTD. by Special Warranty Deed recorded September 29, 1995 as Entry No. 1202299, in Book 1920 at Page 1165 described as follows: Beginning at a point that is North 696.37 feet and East 699.17 feet from the South Quarter corner of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian, basis of bearing being North 89°25’05” East between said South Quarter corner and the Southeast corner of said Section 7, having been derived from a deed bearing along the East wall of the existing 1994 Davis Hospital Building, said point of beginning being the Northeast corner of said hospital building and the same point as described in the deed of record from the Southwest corner of said Section 7, thence North 0°19’13” West 5.00 feet, thence North 89°40’47” East 200.00 feet, thence South 0°19’13” East 34.64 feet to an existing

Exhibit A-5

foundation line, thence North 89°18’ East 3.13 feet to a foundation corner, thence South 0°42’ East 17.88 feet along a foundation line, thence North 89°40’47” East 5.25 feet, thence South 0°19’13” East 32.50 feet, thence South 89°40’47” West 8.50 feet, thence South 0°19’13” East 43.62 feet, thence South 89°40’47” West 230.00 feet, thence North 0°19’13” West 14.46 feet to the exterior wall line of the existing hospital building, thence North 89°15’36” East (record=North 89°40’47” East) 30.00 feet to Southeast corner of the existing hospital building, thence North 0°19’13” West 108.94 feet (record=108.58 feet) along the East wall of said hospital building to the point of beginning.

Less and excepting therefrom: That portion deeded to The Boyer Company, LC by Warranty Deed recorded April 2, 1997 as Entry No. 1314226, in Book 2112 at Page 1291 described as follows: Beginning at a point on the North right of way line of 2000 North Street (Antelope Drive) which is North 89°46’00” East 865.72 feet along the section line and North 0° 14’00” West 75.98 feet from the South Quarter corner of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian, and running thence along said North right of way line of Antelope Drive South 89°46’00” West 319.18 feet to a point on the East line of an access road easement as described in that certain Easement for Access recorded September 28, 1995 as Entry No. 1202303, in Book 1920 at Page 1254 in the Office of the Davis County Recorder, thence along the Easterly line of said access road easement the following three (3) courses and distances: North 0°11’55” East 80.84 feet (by record North 0°09’00” West 80.84 feet), North 21°06’55” East 65.48 feet (by record North 20°46’00” East 65.48 feet) and North 25°33’55” East (by record North 25°13’00” East) 89.22 feet, thence leaving said access road easement North 89°46’00” East 255.95 feet, thence South 0°13’20” East 222.17 feet to the point of beginning.

Less and excepting therefrom: That portion deeded to Boyer Talbert Medical LC by Warranty Deed recorded April 15, 1998 as Entry No. 1397185, in Book 2275 at Page 40 described as follows: Beginning at a point on the North right of way line of 2000 North Street (Antelope drive) which is North 89°46’00” East 865.72 feet along the section line and North 0° 14’00” West 75.98 feet from the South Quarter corner of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian, and running thence North 0°13’20” West 222.14 feet, thence South 89°46’00” West 255.95 feet to a point on the Easterly line of an access road easement as described in that certain Easement for Access recorded September 28, 1995 as Entry No. 1202303, in Book 1920 at Page 1254 in the office of the Davis County Recorder, thence along the Easterly line of said access road easement North 25°33’55” East 119.02 feet (by record in said Easement for Access North 25°13’00” East 119.02 feet, thence leaving said access road easement North 89°46’00” East 463.85 feet to a point on the Westerly right of way and non-access line of I-15, thence along said Westerly right of way and non access line of I-15 South 00°05’00” West 311.31 feet to a point on the North line of said Antelope Drive, thence along said North line the following three (3) courses and distances: South 84°37’03” West 100.26 feet, South 82°54’07” West 75.30 feet and South 89°46’00” West 83.41 feet to the point of beginning.

Less and excepting therefrom: That portion deeded to Omni Davis Medical Center LLC by Special Warranty Deed recorded July 20, 2001 as Entry No. 1676568, in Book 2851 at Page 721 described as follows: Beginning at a point North 89°46’00” East along the South line of Southeast Quarter of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian, a distance of 42.38 feet and North 81.00 feet from the South Quarter corner of Section 7, said point also being the Northerly right of way line of Antelope Drive also known as 2000 North

Exhibit A-5

Street and running the following four (4) courses along said right of way: (1) South 44°08’52” East 13.88 feet to a found nail in sidewalk, (2) North 89°46’00 East 230.75 feet, (3) South 00°14’00” East 5.00 feet, (4) North 89°46’00” East 217.97 feet, thence North 00°53’01” East 85.16 feet, thence North 25°42’37” East 123.80 feet, thence North 88°47’00” West 218.37 feet to a found 2” aluminum cap marked ‘Schuchert & Associates’, thence South 89°46’00” West 295.00 feet to a found nail in sidewalk located at the East right of way line of Robins Drive also known as 1700 West Street, thence South 00°02’06” West 187.00 feet along said right of way to the point of beginning.

Less and excepting therefrom: That portion deeded to the Utah Department of Transportation by Special Warranty Deed recorded April 17, 2014 as Entry No. 2799358, in Book 5999 at Page 603 described as follows: A parcel of land in fee for the widening of the existing 1700 West incident to the widening of SR-108 known as Project No. S-0108(31)0, being part of an entire tract of property, situate in the SW1/4SE1/4 of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian. The boundaries of said parcel of land are described as follows: Beginning at a point on the North right of way line of said SR-108, which point is 574.70 feet North 89°46’00” East along the section line and 66.00 feet North 00° 02’06” East from the South Quarter corner of Section 7, which point is also 3388.20 feet North 37°10’18” West from the West Quarter corner of Section 17 of said Township, basis of bearing being North 89°55’21” East between said West Quarter corner and the Center of said Section 17, which point is 55.68 feet perpendicularly distant Northerly from centerline of said project at Engineer Station 44+10.57 and running thence South 89°46’00” West 23.13 feet along said North right of way line, thence North 4.53 feet, thence South 84°55’02: East 23.22 feet to a point on the East boundary line of said entire tract, thence South 00°03’00” East 2.38 feet to the point of beginning as shown on the official map of said project on file in the office of the Utah Department of Transportation.

Parcel 2:

Commencing at a point which is North 89°47’ East 42.375 feet along the Section line and North 0°03’ East 518 from the South Quarter corner of Section 7, Township 4 North, Range 1 West, Salt Lake Base and Meridian, running thence North 0°03’ East 182.5 feet, thence North 89°47’ East 200 feet, thence South 0°03’ West 182.5 feet, thence South 89°47’ West 200 feet to the point of beginning.

Davis Hospital & Medical Center

(Weber Campus)

Parcel 3:

Lot 1, IASIS-ROY MEDICAL OFFICE BUILDING SUBDIVISION, according to the Official Plat thereof as recorded as Entry No. 2732632 in the Office of the Weber County Recorder, State of Utah.

Exhibit A-5

Parcel 4:

Lot 2, IASIS-ROY MEDICAL OFFICE BUILDING SUBDIVISION, according to the Official Plat thereof as recorded as Entry No. 2732632 in the Office of the Weber County Recorder, State of Utah.

Parcel 5:

Lot 2A, IASIS-ROY MEDICAL OFFICE BUILDING SUBDIVISION, according to the Official Plat thereof as recorded as Entry No. 2732632 in the Office of the Weber County Recorder, State of Utah.

Parcel 6:

Lot 3, IASIS-ROY MEDICAL OFFICE BUILDING SUBDIVISION, according to the Official Plat thereof as recorded as Entry No. 2732632 in the Office of the Weber County Recorder, State of Utah.

Parcel 7:

Lot 4, IASIS-ROY MEDICAL OFFICE BUILDING SUBDIVISION, according to the Official Plat thereof as recorded as Entry No. 2732632 in the Office of the Weber County Recorder, State of Utah.

Exhibit A-5

Exhibit A-6

Legal Description – West Jordan Land

PARCEL 1:

Lots 2 and 3, JORDAN VALLEY MEDICAL CENTER, according to the Official Plat thereof recorded November 3, 2015, as Entry No. 12164134, in Book 2015P of Plats, at Page 252, in the Office of the Salt Lake County Recorder, State of Utah.

PARCEL 2:

Beginning on the centerline of 9000 South Street, said point being due South 2669.21 feet and due East 3678.81 feet from the Northwest Corner of Section 5, Township 3 South, Range 1 West, Salt Lake Base and Meridian, said point also being South 89°56’ West 1059.68 feet and North 85°04’ West 390.10 feet and South 89°56’ West 180.38 feet from the East Quarter Corner of the aforesaid Section 5; and running thence North 0°01’47” West 1313.81 feet to the 40 acres line; thence South 89°32’34” East along said 40 acre line 198.01 feet; thence South 0°01’47” East 724.33 feet; thence North 89°32’34” West 148.01 feet; thence South 0°01’47” East 589.18 feet; thence South 89°56’ West 50.00 feet to the point of beginning.

PARCEL 3:

Beginning on the centerline of 9000 South Street, said point being due South 2670.52 feet and due East 3876.81 feet from the Northwest Corner of Section 5, Township 3 South, Range 1 West, Salt Lake Base and Meridian, said point also being South 89°56’ West 1059.68 feet and North 85°04’ West 372.42 feet from the East Quarter Corner of the aforesaid Section 5; and running thence North 85°04’ West 17.68 feet; thence South 89°56’ West 130.38 feet; thence North 0°01’47” West 587.85 feet; thence South 89°32’34” East 148.01 feet; thence South 0°01’47” East 589.37 feet to the point of beginning.

Exhibit A-6

Exhibit B-5

Permitted Exceptions – Davis Land

SUBJECT TO current real property taxes and all unpaid, non-delinquent general and special taxes and assessments; all covenants, conditions, reservations, rights, easements, leaseholds, rights of way, and restrictions of public record; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property

[Permitted Exceptions to updated post-Closing to match title policies in accordance with side letter.]

Exhibit B-5

Exhibit B-6

Permitted Exceptions – West Jordan Land

SUBJECT TO current real property taxes and all unpaid, non-delinquent general and special taxes and assessments; all covenants, conditions, reservations, rights, easements, leaseholds, rights of way, and restrictions of public record; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property

[Permitted Exceptions to updated post-Closing to match title policies in accordance with side letter.]

Exhibit B-6

EXHIBIT C

Existing Leases

West Jordan Facility:

Landlord Name	Tenant Name	Address of Premises	Lease Agreement
Jordan Valley Medical Center, LP	Utah Cancer Specialists, PC	3592 West 9000 South, West Jordan, Utah	Sublease Agreement, dated April 1, 2016 by and between Jordan Valley Medical Center, L.P. as Sublandlord, and Utah Cancer Specialists, PC, as subtenant

Exhibit C

Schedule 1-A

1.	MPT of Dorchester-Steward, LLC,

2.	MPT of Methuen-Steward, LLC,

3.	MPT of Norwood-Steward, LLC,

4.	MPT of Ayer-Steward, LLC,

5.	MPT of West Jordan-Steward, LLC,

6.	MPT of Layton-Steward, LLC

each a Delaware limited liability company, collectively, jointly and severally, as Lender, and

Schedule 1-A

Schedule 1-B

1.	Steward Carney Hospital, Inc.,

2.	Steward Holy Family Hospital, Inc.,

3.	Steward Norwood Hospital Inc., and

4.	Nashoba Valley Medical Center, A Steward Family Hospital, Inc.,

each a Delaware corporation, collectively, jointly and severally, as Borrower.

5.	Jordan Valley Medical Center, L.P.

6.	Davis Hospital & Medical Center, L.P.

each a Delaware limited partnership, and on an separate and several basis and not jointly, collectively, as Borrower.

Schedule 1-B

Schedule 2.1

Allocations of Loan Proceeds

Property	Allocation
Carney	$237,800,000
Holy Family (Merrimack Valley)	$117,875,000
Nashoba	$90,200,000
Norwood	$169,125,000
West Jordan	$350,000,000
Davis	$350,000,000

$1,315,000,000

and, in each case, plus all out of pocket costs and expenses not included in such sum which are incurred or paid in connection with the mortgage loan with of each of the Properties, including, but not limited to property transfer taxes, legal, appraisal, title, survey, environmental, seismic, engineering and other fees and expenses paid in connection with the inspection of the Properties and each Facility, and paid to advisors and brokers (except to the extent such items are paid by the Borrower), and shall include the costs of Capital Additions financed by Lender (and Lender’s Affiliates) as provided in Section 6.3 of this Agreement with respect to each Property. Notwithstanding any provision hereof, no item shall be included in the Loan Amount for purposes of this Agreement to the extent that such item (i) is paid separately by Borrower or is subject to a separate repayment obligation of Borrower, or (ii) was expressly required to be paid by Lender or its Affiliates pursuant to the Real Estate Contract or the IASIS Master Agreement.

*	The 2017 Additional Advance has been proportionally allocated among the Carney Property, Holy Family Property, Nashoba Property, and Norwood Property.

Schedule 2.1

Annex A

Notwithstanding the joint and several nature of the obligations of the Facility Borrowers as set forth in Section 21.21 of the Loan Agreement or anything else to the contrary contained herein or in the Loan Agreement, the joinder of the Davis Borrower and West Jordan Borrower to the Loan Agreement is solely on a separate and several basis and not jointly.

Without limiting the generality of the foregoing:

A. West Jordan Borrower

(i)	West Jordan Borrower makes no representations, warranties or covenants regarding any Properties except for the West Jordan Property and shall have no debts, obligations or liabilities regarding the Original Note or any Properties except for (a) debts, obligations or liabilities relating to the West Jordan Property under the Loan Agreement and (b) debts, obligations or liabilities of arising under the West Jordan Loan Documents;

(ii)	West Jordan Borrower shall have no indemnification obligations with respect to any Properties except for the indemnification obligations contained in the Loan Agreement relating to the West Jordan Property, including without limitation, West Jordan Borrower’s separate and several indemnification obligations contained Article V, Article VIII, and Article XIX of the Loan Agreement; and

(iii)	The occurrence of an Event of Default as provided in Article XIV of the Loan Agreement by any Facility Borrower other than the West Jordan Borrower or with respect to any Property other than the West Jordan Property, shall not constitute an Event of Default with respect to West Jordan Borrower or the West Jordan Property. The occurrence of an Event of Default described in Article XIV of the Loan Agreement shall only constitute an Event of Default with respect to the West Jordan Borrower if such Event of Default solely relates to the West Jordan Property; provided however, if such an Event of Default occurs with respect to the West Jordan Borrower or the West Jordan Property, such Event of Default shall constitute an Event of Default by all Facility Borrowers and all Properties other than the Davis Borrower and the Davis Property.

B. Davis Borrower

(i)	Davis Borrower makes no representations, warranties or covenants regarding any Properties except for the Davis Property and shall have no debts, obligations or liabilities regarding the Original Note or any Properties except for (a) debts, obligations or liabilities relating to the Davis Property under the Loan Agreement and (b) debts, obligations or liabilities of arising under the Davis Loan Documents;

(ii)	Davis Borrower shall have no indemnification obligations with respect to any Properties except for the indemnification obligations contained in the Loan Agreement relating to the Davis Property, including without limitation, Davis Borrower’s separate and several indemnification obligations contained Article V, Article VIII, and Article XIX of the Loan Agreement; and

Annex A

(iii)	The occurrence of an Event of Default as provided in Article XIV of the Loan Agreement by any Facility Borrower other than the Davis Borrower or with respect to any Property other than the Davis Property, shall not constitute an Event of Default with respect to Davis Borrower or the Davis Property. The occurrence of an Event of Default described in Article XIV of the Loan Agreement shall only constitute an Event of Default with respect to the Davis Borrower if such Event of Default solely relates to the Davis Property; provided however, if such an Event of Default occurs with respect to the Davis Borrower or the Davis Property, such Event of Default shall constitute an Event of Default by all Facility Borrowers and all Properties other than the West Jordan Borrower and the West Jordan Property.

Annex A